Exhibit 99.1

Sun Healthcare Group, Inc. Completes Restructuring

Contact: Investor Inquiries (505) 468-2341

Media Inquiries (505) 468-4582

Irvine, Calif. (Nov. 15, 2010)—SHG Services, Inc. (“New Sun”) (NASDAQ GS: SUNHD), today announced that the previously announced plan of its former parent company, Sun Healthcare Group, Inc. (“Old Sun”), to restructure Old Sun’s business by separating Old Sun’s operating assets and its real estate assets into two separate publicly traded companies has been completed. Pursuant to this plan, Old Sun separated its operating assets by means of a spin-off transaction pursuant to which Old Sun distributed to its stockholders on a pro rata basis (the “Distribution”) all of the outstanding shares of common stock of New Sun. Old Sun then merged (the “REIT Conversion Merger”) with and into its wholly owned subsidiary, Sabra Health Care REIT, Inc. (“Sabra”). Immediately following the REIT Conversion Merger, New Sun was renamed Sun Healthcare Group, Inc. New Sun owns all of Old Sun’s former operating subsidiaries, while Sabra, through its subsidiaries, owns substantially all of Old Sun’s previously owned real property assets.

In connection with this transaction, William A. Mathies, Old Sun’s chief operating officer, was appointed New Sun’s chairman and chief executive officer. Mr. Mathies leads the New Sun management team, which, except for the departure of Richard K. Matros, remains unchanged. Mr. Mathies remarked, “I look forward to continuing to work with our proven management team in delivering quality care and services to our patients and residents, growing our businesses and creating value for our stockholders.”

New Sun’s common stock is listed on The NASDAQ Stock Market LLC and will trade on the NASDAQ Global Select Market under the symbol “SUNHD” until Dec. 15, 2010. Beginning Dec. 15, 2010, New Sun’s common stock will trade on the NASDAQ Global Select Market under the symbol “SUNH.” Shares of Old Sun common stock ceased trading on the NASDAQ Global Select Market at the close of business on Nov. 15, 2010.

Additional Information

Please see New Sun’s website at www.sunh.com for additional information, including Frequently Asked Questions, regarding the Distribution and REIT Conversion Merger. In addition, for a discussion of the tax consequences of the Distribution and the REIT Conversion Merger, stockholders are encouraged to read the section “Material U.S. Federal Income Tax Consequences” in the definitive proxy statement dated Sept. 29, 2010 that Old Sun mailed to its stockholders on Oct. 4, 2010.

About New Sun

New Sun’s subsidiaries provide nursing, rehabilitative and related specialty healthcare services principally to the senior population in the United States. New Sun’s core business is providing, through its subsidiaries, inpatient services, primarily through 166 skilled nursing centers, 16 combined skilled nursing, assisted and independent living centers, 10 assisted living centers, two independent living centers and eight mental health centers. On a consolidated basis, New Sun has annual revenues of $1.9 billion and approximately 30,000 employees in 46 states. At Oct. 1, 2010, SunBridge centers had 23,189 licensed beds located in 25 states, of which 22,407 were available for occupancy. New Sun also provides rehabilitation therapy services to affiliated and non-affiliated centers through its SunDance subsidiary, medical staffing services through its CareerStaff Unlimited subsidiary and hospice services through its SolAmor subsidiary.

Forward-Looking Statements

Statements made in this release that are not historical facts are “forward-looking” statements (as defined in the Private Securities Litigation Reform Act of 1995) that involve risks and uncertainties and are subject to change at any time. These forward-looking statements may include, but are not limited to, statements containing words such as “anticipate,” “believe,” “plan,” “estimate,” “expect,” “hope,” “intend,” “may” and similar expressions. Factors that could cause actual results to differ are identified in the public filings made by New Sun with the Securities and Exchange Commission (“SEC”) and include the risks and uncertainties detailed from time to time in New Sun’s SEC filings. More information on factors that could affect the business and financial results are included in the public filings of New Sun (which is the successor to Old Sun for public reporting purposes) made with the SEC, including Old Sun’s Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, copies of which are available on New Sun’s web site, www.sunh.com. The forward-looking statements involve known and unknown risks, uncertainties and other factors that are, in some cases, beyond New Sun’s control. Investors are cautioned that any forward-looking statements made by New Sun are not guarantees of future performance. New Sun disclaims any obligation to update any such factors or to announce publicly the results of any revisions to any of the forward-looking statements to reflect future events or developments.